Third Quarter 2015 Earnings Presentation

2 This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities of Anchor BanCorp Wisconsin, Inc. ("Anchor" or the “Company”) by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities of Anchor or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. Market and other statistical data used in this presentation has been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Anchor has not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. From time to time, Anchor may make forward-looking statements that reflect the Company’s views with respect to, among other things, future events and financial performance. Words such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the expected results expressed or implied by such forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made, and unless otherwise required by law, the Company does not undertake any obligation to update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. This presentation includes certain financial measures not in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Financial Information

3 Executing Our Business Plan Continued Credit Improvement Executed Business Development Strategies Improved Efficiency Utilized the Value of the Deferred Tax Asset Normalize Excess Capital Building Shareholder Value

4 2015 Q3 Financial Highlights Non-Interest Expense Non-Interest Income Net Interest Income Asset Quality Asset Quality • NPLs decreased $2.8 million during Q3 2015 and $20.4 million, or 58%, YTD. • OREO decreased $2.6 million during Q3 2015 and $10.9 million, or 31%, YTD. • Negative provision of $22.4 million in Q3 2015. ALLL coverage remains strong. • Net interest income of $17.3 million during Q3 2015, down $0.1 million, or 0.8%, Q-O-MRQ. • Net interest margin ("NIM") of 3.38% declined by 5 basis points during the quarter. Asset yields declined 5 basis points, while cost of funds remained stable at 0.24%. • Excess cash to deploy into loans and investments will help stabilize NIM. • Non-interest income of $8.7 million decreased $1.0 million, or 10%, Q-O-MRQ. Q3 2015 included $0.8 million for the Winneconne branch sale. Q2 2015 included $1.4 million from the Appleton-Fox building sale and $0.4 million from the Viroqua branch sale. • Non-interest income increased $0.7 million, or 9%, Q-O-Q3 2014. • Gain on sale of loans and loan fees up Q-O-Q3 2014 by $1.0 million, or 88%. • Non-interest expense decreased $0.7 million Q-O-MRQ, due to operational efficiencies that have been completed. Q2 2015 included $2.3 million in one-time costs compared to $1.5 million in Q3 2015. These initiatives are projected to lower expense by $5.4 million annually. • Non-interest expense (exclusive of one-time charges) is lower by $0.8 million, or 4%, Q-O- Q3 2014. Income • Net income of $15.5 million, or $1.62 per diluted share. • Pre-tax net income of $25.9 million, or $2.71 per diluted share, included a negative provision for loan losses of $22.4 million, which was partially offset by expenses of $1.5 million related to previously announced efficiency initiatives.

5 Significant Negative Provision Asset Quality Asset QualityIncome • Negative provision for loan losses of $22.4million taken in Q3 2015 supported by improving loan quality metrics, current economic trends and stabilizing real estate values. • The ALLL to total loans held for investment remains solid at 1.91% at Q3 2015. * September 2015 data not yet available for peer groups ALLL to Total Loans (%) ALLL to NAL (%) NCO's/(Recoveries) to Average Loans (%) NCO's/(Recoveries) to Average Loans is annualized

6 Significantly Improved Asset Quality Non-performing Asset Levels ($ in millions) Credit Quality Overview ($ in thousands) ¹ Non-performing loans and assets exclude troubled debt restructurings that are now accruing. OREO, net ($ in millions)

7 Net Interest Income Yield on Interest-Earning Assets Cost of Funds * All dollars in millions Net Interest Income - Net Interest Margin (%)

8 Non-Interest Income 2 Other non-interest Income includes investment and insurance commissions, gains/losses on sale of investment securities, other than temporary impairment of investment securities, gains/losses on sale of OREO, and other miscellaneous items 1 Includes $0.4 million and $1.4 million for Viroqua branch and Appleton – Fox building sales in Q2 2015 and $0.8 million for the Winneconne branch sale in Q3 2015. * All dollars in millions Total Non-Interest Income

9 Non-Interest Expense 2 Other non-interest expense includes occupancy, FDIC insurance, furniture and equipment, data processing, marketing, MSR impairment/recovery, provision for unfunded commitments, and other miscellaneous items 1 Includes $2.3 million of one-time changes ($2 million of compensation and $0.3 million of occupancy cost) for Q2 2015 and $1.5 million of one-time charges for Q3 2015. * All dollars in millions Total Non-Interest Expense

Summary of Recent Initiatives

Branch Rationalization

- 2015 Q3 – sold Winneconne branch
- 2015 Q3 - expanded the Appleton Commercial facility for Retail Bank business
- 2015 Q2 – sold Viroqua branch
- 2015 Q2 – consolidated 6 branches in the Wisconsin communities of Appleton, Menasha, Oshkosh, Janesville, Franklin, and Madison, all with other branches within 5 miles
- 2014 Q4 – sold Richland Center Branch

Universal Banker Branch Staffing Model

- Universal Banker Branch staffing model has been deployed in all 46 branches
- Most staffing reassignments complete – expect full completion by December 31, 2015

Compensation & Benefits

- 2015 Q3 – all 78 acceptants of the Voluntary Separation Packages have ended employment
- Headcount reduction from 2015 Q1 to 2015 Q3 of 106 people.
- Headcount reduction from 2014 Q3 to 2015 Q3 of 137 people

Occupancy

- 2015 Q3 – $1.5 million charge for early lease termination expenses
- 2015 Q2 – sold Appleton Fox facility for $1.4 million gain
- 2015 Q1 – purchased new City View Madison Support Center which consolidated various operational teams

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ANCHOR BANCORP WISCONSIN INC

11 Loan Portfolio & Yields Gross loan balances are down Q-O-MRQ and Q-O-Q3 2014. Commercial and Industrial loans and Commercial Real Estate loans are up 58% and 5%, respectively, since September 2014. Originated $323 million of portfolio loans in 2015, and $448 million over the last 12 months, demonstrating customer confidence in the Company.

12 Deposit Mix Business Deposits Balances Trending Higher… …Driven by Business Checking Growth Business deposit data - monthly average balances Attractive core deposit base with growing emphasis on relationship based commercial deposits driving low cost of funds. 2015 Q3 Deposit Mix 2015 YTD Deposit Growth of $15.7 million includes the negative impact of branch deposit sales. Adjusting for branch sales, deposits grew $38.8 million or 2.1%.

13 Strong Capital Being strong and well capitalized allows Anchor to seek opportunities to increase earnings and profitably grow our company. Bank Tier 1 Core/Leverage Ratio1 Bank Total Risk Based Capital Ratio1 1 Capital ratios are reported for AnchorBank, fsb and calculated utilizing Basel III regulatory requirements effective January 1, 2015 14.00% 13.00% 12.00% 11.00% 10.00% 9.00% 8.00% 7.00% 6.00% Q3 '13 Q4 '13 Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 9.06% 9.60% 9.69% 9.75% 10.07% 10.43% 10.85% 12.03% 12.74% 20.00% 18.00% 16.00% 14.00% 12.00% 10.00% 8.00% 6.00% Q3 '13 Q4 '13 Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 16.30% 17.07%17.43%17.40% 17.96%18.25%18.19% 19.58%19.93%

14 Current Trading View *Full Valuation Allowance Prior to 6/30/2015 Current Trading View on Tangible Book Value and Adjusted Tangible Book Value Basis Earnings and ability to execute on our business plan demonstrates support for the confidence of our stockholders.

15 Highlights q Delivered improved operating results ü Positive pre-tax net income every quarter since the recapitalization • First quarter 2015 pre-tax net income of $6.2 million, 220% increase over Q1 2014 • Second quarter pre-tax net income of $4.5 million, a 74% increase over Q2 2014 • Third quarter pre-tax net income of $25.9 million, a 421% increase over Q3 2014 ü Maintained attractive core deposits and low cost of funds ü Rationalized cost structure – lowering annual expense by an estimated $5.4 million q Business plan execution and growth in loans ü Emphasis on growing C&I business by hiring strong, experienced talent – 58% loan growth in last 12 months ü CRE lending remained strong and high quality ü Mortgage business transformation resulted in significant increase in production and gain on sale year-over-year ü Retail Bank branch rationalization and Universal Banker model allow for leveraging sales and service culture and digital business delivery q Credit quality improved ü NPAs decreased $31.3 million, or 44%, in 2015 ü OREO decreased $10.9 million, or 31%, in 2015 ü NPA/Total Assets improved from 3.39% to 1.76% during 2015

16 Questions?

Appendix: Reconciliation of Non-GAAP Measures

Non-GAAP Financial Measures[1]

($000s)				As of,				
	12/31/2013	3/31/2014	06/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015
Total GAAP Equity	$202,198	$206,708	$211,507	$214,709	$227,663	$236,856	$342,620	$359,871
Less: Preferred Equity	—	—	—	—	—	—	—	—
Less: Goodwill and Other Intangibles	—	—	—	—	—	—	—	—
Tangible Common Equity	**$202,198**	**$206,708**	**$211,507**	**$214,709**	**$227,663**	**$236,856**	**$342,620**	**$359,871**
Total GAAP Assets	$2,112,474	$2,109,824	$2,121,249	$2,106,521	$2,082,379	$2,094,161	$2,205,595	$2,236,845
Less: Goodwill and Other Intangibles	—	—	—	—	—	—	—	—
Tangible Assets	**$2,112,474**	**$2,109,824**	**$2,121,249**	**$2,106,521**	**$2,082,379**	**$2,094,161**	**$2,205,595**	**$2,236,845**
Tangible Common Equity / Tangible Assets	*9.57%*	*9.79%*	*9.97%*	*10.19%*	*10.93%*	*11.31%*	*15.53%*	*16.09%*

[1] Tangible common equity to tangible assets (the "tangible common equity ratio") is a non-GAAP financial measure. The Company calculates the tangible common equity ratio by excluding the balance of preferred equity, goodwill and other intangible assets from common shareholders' equity and assets. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk-based ratios. This disclosure should not be viewed as a substitute for results determined to be in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures presented by other companies.

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ANCHOR BANCORP WISCONSIN INC